                            COMPANY VOTING AGREEMENT

    THIS COMPANY VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of December 5, 2000, between Polycom, Inc., a Delaware corporation ("PARENT"), and the undersigned shareholder (the "SHAREHOLDER") of Accord Networks Ltd., an Israeli corporation (the "COMPANY").

                                    RECITALS

    A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub Ltd., a wholly-owned subsidiary of Parent ("MERGER SUB"), with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into common stock of Parent, as set forth in the Reorganization Agreement;

    B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of ordinary shares of the outstanding capital stock of the Company and ordinary shares issuable upon exercise of outstanding options and/or warrants as is indicated on the signature page of this Agreement; and

    C. In consideration of the execution of the Reorganization Agreement by Parent, Shareholder (in its, his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Shareholder has voting power so as to facilitate consummation of the Merger on the terms and subject to the conditions set forth in this Agreement.

    NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

    1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

        (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

        (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

        (c) "SHARES" shall mean: (i) all securities of the Company (including ordinary shares and all options, warrants and other rights to acquire ordinary shares) owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Company ordinary shares and all additional options, warrants and other rights to acquire Company ordinary shares) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

        (d) TRANSFER. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

    2.  TRANSFER OF SHARES.

        (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. During the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless such Transfer is in accordance with any affiliate agreement between Shareholder and Parent contemplated by the Reorganization Agreement and each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (the "PROXY");

and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

        (b) TRANSFER OF VOTING RIGHTS. During the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit Shareholder from granting any proxy with respect to the voting of any of the Shares on any matter other than approval and adoption of the Reorganization Agreement and the approval of the Merger, so long as any such proxy is not inconsistent with the obligations of Shareholder set forth in
Section 3 below.

    3. AGREEMENT TO VOTE SHARES. At every meeting of the Shareholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the Shareholders of the Company, Shareholder (in his, her or its capacity as such) shall cause the Shares to be voted in favor of approval and adoption of the Reorganization Agreement and in favor of approval of the Merger. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Shareholder from acting in Shareholder's capacity as a director or officer of Company (it being understood that this Agreement shall apply to Shareholder solely in Shareholder's capacity as a Shareholder of Company) or voting in Shareholder's sole discretion on any matter other than those matters referred to in the preceding sentence.

    4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a duly executed Proxy, which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

    5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder (i) is the beneficial owner of the Company ordinary shares and the options to purchase Company ordinary shares of the Company indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except encumbrances arising under securities laws or as are disclosed on such signature page); (ii) does not beneficially own any securities of the Company other than the Company ordinary shares and options and/or warrants to purchase Company ordinary shares indicated on the signature page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

    6. ADDITIONAL DOCUMENTS. Shareholder (in his, her or its capacity as such) and Parent hereby covenant and agree to execute and deliver any additional documents as are reasonably necessary or desirable to carry out the intent of this Agreement.

    7. LEGENDING OF SHARES. If so requested by Parent, Shareholder agrees that the certificates representing Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

    8. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

    9.  MISCELLANEOUS.

        (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

        (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

        (e) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

       If to Parent:

       Polycom, Inc.
       1565 Barber Lane
       Milpitas, CA 95035
       Attention: Michael R. Kourey
       Telephone No.: (408) 526-9000
       Telecopy No.: (408) 526-9100

       with a copy to:

       Wilson, Sonsini, Goodrich & Rosati
       Professional Corporation
       650 Page Mill Road
       Palo Alto, California 94305-1050
       Attention: Mark A. Bertelsen, Esq.
       Telephone No.: (650) 493-9300
       Telecopy No.: (650) 493-6811

       and to:

       Yigal Arnon & Co.
       22 Rivlin Street
       Jerusalem 9100, Israel
       Attention: Barry P. Levenfeld, Esq.
       Telecopy No.: (972-2) 623-9236

       If to Shareholder:

       To the address for notice set forth on the signature page hereof.

        (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

        (g) ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

        (h) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

        (i) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        (j) NO OBLIGATION TO EXERCISE OPTIONS. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Shareholder to exercise any option, warrant or other right to acquire any ordinary shares of the Company.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

POLYCOM, INC.                                     SHAREHOLDER

By: ---------------------------------------       By: ---------------------------------------
   Signature of Authorized Signatory              Signature

Name: -------------------------------------       Name: -------------------------------------

Title: -----------------------------------        Title: -----------------------------------

                                                  -------------------------------------------

                                                  -------------------------------------------
                                                  Print Address

                                                  -------------------------------------------
                                                  Telephone

                                                  -------------------------------------------
                                                  Facsimile No.

                                                  Share beneficially owned:

                                                  ------------ Company ordinary shares

                                                  ------------ Company ordinary shares
                                                  issuable upon exercise of outstanding
                                                  options

                                                  ------------ Company ordinary shares
                                                  issuable upon exercise of outstanding
                                                  warrants

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                               IRREVOCABLE PROXY

    The undersigned Shareholder (the "SHAREHOLDER") of Accord Networks Ltd., an Israeli corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Polycom, Inc., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all (i) securities of the Company (including ordinary shares and all options, warrants and other rights to acquire ordinary shares) owned by Shareholder as of the date hereof and (ii) any and all additional securities of the Company (including ordinary shares and all additional options, warrants and other rights to acquire ordinary shares) of which Shareholder acquires ownership after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

    This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and made for the benefit of third parties and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned Shareholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "REORGANIZATION AGREEMENT"), among Parent, Accord Acquisition Corp., an Israeli corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to
Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

    The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of Shareholders of the Company and in every written consent in lieu of such meeting in favor of approval and adoption of the Reorganization Agreement and in favor of approval of the Merger.

    The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

    All authority herein conferred shall survive the death or incapacity of the undersigned to the extent permitted by law, and any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: December   , 2000

                                               Signature of Shareholder: --------------------------

                                               Print Name of Shareholder: ------------------------

                                               Share beneficially owned:

                                               ------------ Company ordinary shares

                                               ------------ Company ordinary shares issuable upon
                                               exercise of outstanding options

                                               ------------ Company ordinary shares issuable upon
                                               exercise of outstanding warrants

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]